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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               December 6, 2002
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                  WRESTLE-PLEX SPORTS ENTERTAINMENT GROUP, LTD.
                  ---------------------------------------------
              (Exact name of registrant as specified in its charter)



                                    Nevada
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)


     333-70156                               98-0228169
------------------------                     --------------
(Commission File Number)                     (IRS Employer
Identification No.)

          #314-837 West Hastings Street,Vancouver, B.C., Canada,V6C 1B6
           ------------------------------------------------------------
                    (address of principal executive offices)


                                    (604) 633-1490
                                    --------------
              (Registrant's telephone number, including area code)

         (Former name and former address, if changed since last report.)


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Item 1.  Changes  in  Control  of  Registrant.

On December 3rd, 2002, Wrestle-plex Sports Entertainment Group, Ltd., ("Wrestle-plex") (OTCBB WPLX), entered into a Stock Purchase Agreement with Cirmaker Industry Co. Ltd., incorporated under the Company Law of the Republic of China ("Cirmaker"). Under the terms of the agreement, Wrestle-plex will purchase from Cirmaker an aggregate of at least 80% of the common stock of Cirmaker. As consideration for such shares, Wrestle-plex will transfer to Cirmaker the number of shares calculated under the following formula.

     - For the delivery of 80% of Cirmaker's issued and outstanding common stock, Wrestle-plex will transfer 15,000,000 shares of common stock to Cirmaker;

     - For the delivery of each whole percent of Cirmaker's common stock greater than 80% to Wrestle-plex, Wrestle-plex will transfer an additional 250,000 shares of common stock to Cirmaker.

Under the Agreement, Cirmaker will assume control of the Board of Directors upon closing. Closing shall occur five days after the date of the Agreement or such later time mutually agreed upon by both parties, once all conditions precedent have been satisfied. The new board of directors will consist of the following individuals: Bill Liao, Hong Juin Chang and Shiu-Li Ku. Mr. Liao has served as the CEO of Cirmaker from 1984 to present and Mr. Chang has served as the current President of Cirmaker from 1984 to present.

More detailed terms of the acquisition are set forth in the Stock Purchase Agreement attached hereto as Exhibit 1.1.
                                 ------------

The main activities of Cirmaker include the manufacturing, processing, and sales of electrical components such as crimping terminals, insulated terminals, cable lugs, crimping tools, close ends, butt connector terminal tape type and writing accessories. Cirmaker was incorporated under the Company Law of the Republic of China on June 8, 1984. Cirmaker has undergone dramatic transitions in the recent few years with its business scope now including products such as: computer CPU coolers, audio visual home entertainment systems, optical fiber, and telecommunication equipment. The revenue of Cirmaker grew from $1.15 million in 1984 to 12 million in 2001. Customers grew from 20 in 1984 to over 600 direct buyers from over 60 countries in 2001.

Cirmaker sees accelerated growth in computer CPU Cooling Fins and has established leading positions in heat transfer technology for laptop and desktop Computer CPU units. The patented technology to produce CPU heat dissipating units has contributed to the growth of Cirmaker from a pure electrical parts manufacturer to a high precision computer thermal solution manufacturer. The CPU cooler sector has started to contribute significantly to Cirmaker's revenue for the year 2002. Due to the acceleration of DVD sales both domestically in Taiwan and Worldwide, Cirmaker has increased its DVD machine production. Cirmaker has its own label


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DVD  machines  as well as an OEM product for various brands in Taiwan and China.
Cirmaker will concentrate its DVD sales toward China and other developing countries.

Item 2.  Acquisition  or  Disposition  of  Assets

As described in Item 1 above, as a result of the Stock Purchase Agreement, Wrestle-plex will acquire no less than 80% of the issued and outstanding capital stock of Cirmaker. Please see Item 1 above for additional disclosure regarding the acquisition.

Wrestle-plex will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than sixty (60) days from the date of this Form.

Item 7.  Exhibits.


Exhibit No.                        Description
-----------                        -----------

   1.1        Stock Purchase Agreement by and between Wrestle-plex and Cirmaker.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Wrestle-Plex Sports Entertainment Group, Ltd.


                                   By: /s/ Raymond John Demman
Date:  December 6, 2002                -----------------------------------------